Exhibit 99.3

SSRM Holdings, Inc. and Subsidiaries

Consolidated Financial Statements as of and for the Years Ended December 31, 2004 and 2003 and Independent Auditors’ Report

SSRM HOLDINGS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003:

Consolidated Statements of Financial Condition	2

Consolidated Statements of Operations and Comprehensive Income	3

Consolidated Statements of Changes in Stockholder’s Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 19

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of SSRM Holdings, Inc. and Subsidiaries:

We have audited the accompanying consolidated statements of financial condition of SSRM Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive income, changes in stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 25, 2005

SSRM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS
Cash and cash equivalents	$88,080,214	$66,461,871
Investments	79,623,011	26,366,249
Investment advisory, management, and distribution fees receivable	46,276,368	31,960,196
Federal and state income taxes receivable	4,567,027	7,770,588
Real estate held for sale	92,184,000	—
Furniture, equipment, leasehold improvements and software (net of accumulated depreciation of $31,679,978 and $26,582,473, respectively)	11,528,934	11,426,491
Deferred dealer commissions (net of accumulated amortization of $134,454,788 and $128,033,446, respectively)	21,076,355	25,914,614
Intangible assets	18,099,000	18,099,000
Other assets	31,937,182	8,924,902

TOTAL ASSETS	$393,372,091	$196,923,911

	2004	2003
LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$148,988,219	$80,553,965
Other liabilities	2,280,000	1,726,000
Line of credit	72,500,000	—
Other debt	19,340,000	—
Notes payable	8,000,000	—
Due to Parent	1,695,000	1,737,000
Deferred income taxes—net	3,174,263	6,273,703

Total liabilities	255,977,482	90,290,668

STOCKHOLDER’S EQUITY:
Common stock, par value $0.01 per share; 10,000,000 shares authorized, 8,000,000 shares issued and outstanding	80,000	80,000
Additional paid-in capital	108,264,525	105,485,430
Accumulated other comprehensive income	9,837,895	5,023,167
Retained earnings (deficit)	19,212,189	(3,955,354)

Total stockholder’s equity	137,394,609	106,633,243

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$393,372,091	$196,923,911

See notes to consolidated financial statements.

SSRM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
INCOME:
Investment advisory, management, and distribution fees	$305,234,990	$217,911,545
Commission and other income	22,750,164	13,177,027

Total income	327,985,154	231,088,572

EXPENSES:
Compensation and benefits	184,506,702	126,971,729
Commissions on mutual fund shares sold	30,985,503	21,358,110
Amortization of deferred dealer commissions	6,421,342	6,693,318
Mutual fund expense reimbursements	4,169,284	6,427,284
Mutual fund promotion	3,269,106	3,817,989
Occupancy	9,604,359	21,000,496
Amortization and depreciation	5,240,749	5,480,540
MetLife Shared Services	35,321,907	—
Other expenses	11,095,710	19,138,465

Total expenses	290,614,662	210,887,931

INCOME BEFORE INCOME TAXES	37,370,492	20,200,641

PROVISION FOR INCOME TAXES	14,202,949	8,400,536

NET INCOME	23,167,543	11,800,105

OTHER COMPREHENSIVE INCOME—Unrealized gain on investments, net	4,814,728	2,613,153

COMPREHENSIVE INCOME	$27,982,271	$14,413,258

See notes to consolidated financial statements.

SSRM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

YEARS ENDED DECEMBER 31, 2004 AND 2003

	Common Stock $0.01 Par Value		Additional Paid-In Capital	Accumulated Other Comprehensive Income	Retained Earnings (Deficit)	Total Stockholder’s Equity
	Shares	Amount
BALANCE—December 31, 2002	8,000,000	$80,000	$103,822,546	$2,410,014	$3,044,541	$109,357,101
Net income	—	—	—	—	11,800,105	11,800,105
Dividends paid	—	—	—	—	(18,800,000)	(18,800,000)
Unrealized gain on investments—net	—	—	—	2,613,153	—	2,613,153
Stock compensation expense	—	—	1,662,884	—	—	1,662,884

BALANCE—December 31, 2003	8,000,000	80,000	105,485,430	5,023,167	(3,955,354)	106,633,243
Net income	—	—	—	—	23,167,543	23,167,543
Unrealized gain on investments—net	—	—	—	4,814,728	—	4,814,728
Stock compensation expense	—	—	2,779,095	—	—	2,779,095

BALANCE—December 31, 2004	8,000,000	$80,000	$108,264,525	$9,837,895	$19,212,189	$137,394,609

See notes to consolidated financial statements.

SSRM HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$23,167,543	$11,800,105
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,240,749	5,480,540
Gain on sale of investment	—	(3,017,000)
Amortization of deferred dealer commissions	6,421,342	6,693,318
Payment of deferred dealer commissions	(5,140,044)	(5,214,702)
Contingent deferred sales charges collected	3,556,961	4,358,293
Write-off of deferred dealer commissions	—	2,414,490
Deferred income taxes on unrealized (gain) loss on investments	(3,617,509)	(384,285)
Stock compensation expense	2,779,095	1,662,884
Changes in:
Investment advisory, management, and distribution fees receivable	(14,316,172)	5,030,491
Federal and state income taxes receivable	3,203,561	(7,844,068)
Other assets	(6,955,838)	1,607,696
Accounts payable and accrued expenses	52,377,812	13,857,571
Due to Parent	(42,000)	1,737,000
Other liabilities	554,000	105,000
Deferred income taxes—net	(3,099,440)	462,960

Net cash provided by operating activities	64,130,060	38,750,293

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,343,192)	(5,304,649)
Sales of investments	—	21,658,009
Purchases of investments and real estate held for sale	(137,008,525)	(10,197,140)

Net cash (used in) provided by investing activities	(142,351,717)	6,156,220

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes payable	8,000,000	—
Line of credit—affiliate	72,500,000	(13,623,000)
Other debt	19,340,000	—
Dividends paid	—	(18,800,000)

Net cash provided by (used in) investing activities	99,840,000	(32,423,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	21,618,343	12,483,513
CASH AND CASH EQUIVALENTS, Beginning of year	66,461,871	53,978,358

CASH AND CASH EQUIVALENTS, End of year	$88,080,214	$66,461,871

SUPPLEMENTAL INFORMATION:
Interest paid during the year	$259,769	$16,000

Taxes paid during the year	$17,716,337	$16,165,929

See notes to consolidated financial statements.

SSRM Holdings, Inc. AND Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION

These consolidated financial statements include the accounts of SSRM Holdings, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiaries, State Street Research & Management Company (“SSRM”), including SSRM’s wholly owned subsidiary, State Street Research Investment Services, Inc. (“SSRIS”), and SSR Realty Advisors, Inc. (“Realty”). The Company, a wholly owned subsidiary of Metropolitan Life Insurance Company (“MetLife” or the “Parent”), was organized in 1993 to act as a holding company for these businesses.

The Company, through its operating subsidiaries, provides investment advisory, management, distribution, and real estate-related services to mutual funds and institutional clients. The Company’s businesses and results of operations are affected by the performance of the Company’s products, the financial markets, and the United States economy.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue—Investment advisory and distribution fees are generally calculated as a percentage of net assets under management and are accrued as earned. Fees for real estate management services are recognized as the services are provided. Incentive management fees are recognized as revenue when such fees are fixed and determinable in accordance with the applicable investment management agreement. Certain real estate fees are earned based upon the acquisition or disposition of properties in accordance with applicable investment management agreements.

Cash and Cash Equivalents—Liquid investments with maturities of less than three months are considered to be cash equivalents. Included in cash and cash equivalents is $4,654,070 invested in an affiliated money market fund at both December 31, 2004 and 2003.

Investments—The Company determines the appropriate classification of debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Certain investments are classified as available-for-sale and are recorded at their estimated fair values with unrealized gains and losses recorded as a separate component of stockholder’s equity. Realized gains (losses) on available-for-sale securities are computed on an average-cost basis. Other investments are carried at cost based on the limited ability of the Company to exercise influence over the investee’s operations.

Depreciation—Furniture, equipment, leasehold improvements and software are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives, ranging from three to ten years. Leasehold improvements are amortized over the lesser of their estimated lives or related lease terms.

Intangible Assets—In 2001, the Company purchased all of the business assets of an investment advisor, including client contracts, accounts receivable balances, fixed assets and prepaid expenses for a purchase price approximating $22 million, of which $20.4 million was allocated to intangible assets. The Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, in 2002. SFAS No. 142 requires an impairment test be completed annually, or more frequently if events or changes in circumstances indicate that an asset might be impaired. The intangible assets had a net book value of $19.8 million at the time SFAS No. 142 was adopted. During 2002, investor services provided to a client were terminated, resulting in a $1.7 million write-off of the intangible assets balance. During 2004 and 2003, the Company’s intangible assets represented goodwill. The Company determined that its intangible assets were not impaired in 2004 or 2003.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred Dealer Commissions and Distribution Fees—SSRIS pays dealer commissions on certain sales of mutual fund shares for which it acts as principal underwriter, and is entitled to receive contingent deferred sales charges (redemption fees) on certain redemptions of Class B shares by mutual fund shareholders. These dealer commissions are capitalized and amortized over the period that these fund shares are subject to redemption fees. Redemption fees received by the Company are credited to deferred dealer commissions. Distribution fees represent amounts received from certain mutual funds pursuant to distribution plans under Rule 12b-1 of the Investment Company Act of 1940.

The Company periodically evaluates the recoverability of deferred dealer commissions by assessing whether the unamortized asset can be recovered over its remaining life through an analysis of net undiscounted future cash flows related to the asset. If such assessments indicate that the undiscounted cash flows are not sufficient to recover the recorded carrying value, the assets are adjusted to fair value. No such impairments were recorded in the years presented.

Stock-Based Compensation—Effective January 1, 2003, the Company adopted SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, which provides guidance on how to apply the fair value method of accounting and use the prospective transition method for stock options granted subsequent to December 31, 2002. As permitted under SFAS No. 148, options granted prior to January 1, 2003 will continue to be accounted for under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and the pro forma impact of accounting for these options at fair value will continue to be disclosed in the notes to the consolidated financial statements until the last of these options vest in 2005.

Income Taxes—The Company consolidates with its Parent for federal income tax purposes and with certain subsidiaries of its Parent for state income tax purposes. Federal income taxes represent an agreed-upon allocation from MetLife. Under this allocation methodology, MetLife subsidiaries with taxable income record taxes based on the relationship of the Company’s federal tax asset/liability, computed on a separate company basis, to the federal tax asset/liability of the consolidated group. Subsidiaries with tax losses receive an allocated benefit from the consolidated group based upon the reduction in taxes otherwise payable by the group.

Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, measured by applying currently enacted tax rates.

Fair Value of Financial Instruments—The estimated fair value of financial instruments is determined by reference to various market data and valuation techniques as appropriate. These techniques require the Company to develop assumptions on such items as discount rates and future cash flows.

The amounts reported in the consolidated financial statements for cash and cash equivalents, investment advisory, management, and distribution fees receivable, and accounts payable and accrued expenses approximate fair value because of the short maturities of these instruments. The amounts reported for other investments are carried at fair value.

Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements—In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R, Share-Based Payment. This Statement is a revision of SFAS No. 123, Accounting for Stock Compensation, and supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement requires entities to recognize stock compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123R is effective for the first annual reporting period that begins after December 15, 2005. Entities electing to apply a modified retrospective method for periods prior to the required effective date are required to adjust fiscal 2004 results of operations on a basis consistent with the pro forma results disclosed in Note 6. Had the Company implemented the provisions of SFAS No. 123, as revised, for the years ended December 31, 2004 and 2003, the net income would have decreased to $22,970,557 and $11,563,443, respectively.

3.	INVESTMENTS

Investments consist of the following for the years ended December 31:

	2004			2003
	Cost	Unrealized Gains, net	Fair Value	Cost	Unrealized Gains, net	Fair Value
Mutual funds	$2,518,838	$5,494,513	$8,013,351	$2,518,838	$4,794,883	$7,313,721
Partnerships	31,322,104	9,790,476	41,112,580	5,468,445	2,055,920	7,524,365
Collateralized debt obligations	16,962,693	—	16,962,693	9,009,163	—	9,009,163

Total available for sale	50,803,635	15,284,989	66,088,624	16,996,446	6,850,803	23,847,249
Other investments	13,534,387	—	13,534,387	2,519,000	—	2,519,000

Total investments	$64,338,022	$15,284,989	$79,623,011	$19,515,446	$6,850,803	$26,366,249

Mutual Funds and Partnerships—

Available-for-sale securities include the investment in mutual funds and partnerships with aggregate fair value of $49,125,931 and $14,838,086 at December 31, 2004 and 2003, respectively. Gross unrealized losses of $9,098 and $0 at December 31, 2004 and 2003, respectively, and gross unrealized gains of $15,294,087 and $6,850,803 at December 31, 2004 and 2003, respectively, have been excluded from earnings and are reported as a separate component of stockholder’s equity, net of deferred income taxes.

Proceeds from the sale of these mutual funds and partnerships were $0 and $501,703 for the years ended December 31, 2004 and 2003, respectively. Gross realized losses of $0 on these mutual funds and partnerships sold during the year ended December 31, 2004, and gross realized gains of $1,694 on investments sold during the year ended December 31, 2003 have been recorded in the Consolidated Statements of Operations and Comprehensive Income.

3.	INVESTMENTS (CONTINUED)

Collateralized Debt Obligations —

The Company provides management services for, and has made investments in, a number of collateralized debt obligation (“CDO”) entities. The Company earns management fees, including subordinated management fees in some cases, for managing the collateral for the CDOs. At December 31, 2004 and 2003, combined assets under management in the collateral pools of these CDO entities were approximately $3 billion and $900 million, respectively; and the Company’s maximum exposure to loss as a result of its investments in the equity of CDO entities was $16,962,693 and $9,009,163, respectively, as reflected in Investments within the Consolidated Statements of Financial Condition. The Company’s minority equity ownership interests in the CDO entities are classified as available-for-sale securities. The excess of future cash flows over the initial investment at the date of purchase is recognized as interest income over the life of the investment using the effective yield method. The Company reviews cash flow estimates throughout the life of the CDO to determine if an impairment charge should be taken through current earnings. Investors in CDOs have no recourse against the Company for any losses sustained in the CDO structure. In December 2003, the FASB issued FIN No. 46R, which removed the bias in favor of the decision maker in the determination of who receives a majority of the expected residual return. As a result, management has concluded that the Company will not be required to consolidate any of the CDO entities for which it acts as collateral manager.

Other Investments —

Other investments consist of the cash surrender value of corporate-owned life insurance in the amount of $9,729,387, and are carried at fair market value with unrealized gains and losses included in other income within the accompanying Consolidated Statement of Operations and Comprehensive Income. These investments have been made to offset liabilities under a deferred compensation plan available to senior executives of the Company.

In October 2000, Realty, through a wholly owned subsidiary, executed an agreement to form a limited partnership, AVF II, and act as its managing general partner. The term of the agreement is until December 31, 2010 unless previously terminated in accordance with the agreement. The purpose of AVF II is to acquire, hold, and dispose of apartment properties on behalf of third-party investors. The Company committed to contribute 5% of total capital contributions up to a maximum of $5 million. At December 31, 2004, the Company’s contributions were $3.8 million. This investment is accounted for under the equity method. As the Company and its affiliates do not absorb or receive a majority of the expected losses or gains of AVF II, consolidation of AVF II into the financial statements of the Company is not required under FIN 46R.

4.	DERIVATIVE INSTRUMENTS

SSRM acts as investment manager for a synthetic collateralized credit default swap obligation. In connection with this transaction, the company entered into a junior swap arrangement in a notional amount of $16,666,667. This swap arrangement is accounted for as a derivative under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. The transaction is not part of a hedging relationship and accordingly, the changes in its fair value are reported in investment income. The fair value of the swap arrangement at December 31, 2004 is $2,500,000.

5.	REAL ESTATE HELD FOR SALE

The Company acquired five properties in 2004 for a total cost of $92.2 million. The purchase of these properties was funded by $72.5 million drawn on a line of credit with an affiliate and by $19.3 million of unaffiliated debt. Currently, the unaffiliated debt requires interest-only payments at a rate of 4.95%. On August 1, 2005, the loan converts to a 30-year amortizing loan at the same interest rate. The due date of this loan is July 1, 2013. In the first quarter of 2005, two apartment developments, two industrial properties and one retail center will be sold at cost to a Real Estate Investment Trust organized and managed by the Company. Because of the expected significant continuing involvement with the operations of the real estate held for sale, the Company has not classified the results of operations from the real estate as discontinued operations in the Consolidated Statement of Operations and Comprehensive Income. For the year ended December 31, 2004, the Company recognized $354,000 in net revenues from these properties.

6.	EMPLOYEE BENEFIT AND INCENTIVE COMPENSATION PLANS

The Company sponsors a deferred compensation plan, a defined benefit pension plan, a 401(k) and Retirement Savings Plan, an incentive compensation plan, and stock-based compensation plans.

Deferred Compensation Plans—Effective December 2003, the Company adopted a deferred compensation plan which allows participants to elect to defer a portion of their annual incentive compensation. The participant makes certain investment elections and the Company funds the obligation through the purchase of corporate-owned life insurance. Changes in the obligations under the plan are recorded as compensation and benefits in the Consolidated Statements of Operations and Comprehensive Income.

Prior to 2003, the Company had sponsored a deferred compensation plan under which eligible participants could defer annual incentive compensation and commissions. Under this plan, the Company advanced premiums on life insurance policies owned by the participant. The Company is entitled to the return of any premiums paid and, as such, premiums paid are recorded by the Company as a receivable from the participant, and the deferred compensation is recorded as a payable to the employees enrolled in the Plan. The payable and receivable amounts were $5,679,384 and $11,728,218 as of December 31, 2004 and 2003, respectively.

Defined Benefit Pension Plan—On December 31, 1994, the Company froze all accrued benefits under the defined benefit pension plan and closed this plan to new participants. Participant benefits as of that date became fixed and will not change with salary increases or additional years of service. The Company’s actuarial method for the defined benefit pension plan is the projected unit credit method for both financial reporting and funding requirements.

6.	EMPLOYEE BENEFIT AND INCENTIVE COMPENSATION PLANS (CONTINUED)

Net pension includes the following components for the years ended December 31:

	2004	2003
Change in benefit obligation:
Benefit obligation, beginning of year	$3,085,504	$2,662,358
Interest cost	189,546	178,805
Plan amendments	35,295	—
Disbursements	(120,242)	(100,465)
Actuarial loss	173,232	344,806

Benefit obligation, end of year	$3,363,335	$3,085,504

Change in plan assets:
Fair value of plan assets, beginning of year	$2,252,483	$1,624,428
Actual return on plan assets	167,032	297,900
Employer contributions	80,000	430,620
Disbursements	(120,242)	(100,465)

Fair value of plan assets, end of year	$2,379,273	$2,252,483

Reconciliation of funded status:
Funded status	$(984,062)	$(833,021)
Unrecognized actuarial loss	1,597,741	1,458,584
Unrecognized prior service cost	32,816	26,815

Prepaid benefit cost	$646,495	$652,378

Components of net periodic benefit cost:
Interest cost	$189,546	$178,805
Expected return on plan assets	(189,230)	(145,393)
Amortization of prior service cost	29,294	21,451
Recognized actuarial loss	56,273	49,256

Net periodic benefit cost	$85,883	$104,119

Weighted-average assumptions used to determine benefit obligations at December 31:
Discount rate	5.85%	6.10%
Rate of compensation increase	N/A	N/A
Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31:
Discount rate	6.10%	6.75%
Expected long-term return on plan assets	8.50%	8.50%
Rate of compensation increase	N/A	N/A

6.	EMPLOYEE BENEFIT AND INCENTIVE COMPENSATION PLANS (CONTINUED)

The weighted-average allocation of pension plan assets is as follows:

Asset Category	2004	2003
Equity	57%	55%
Debt	42	43
Other	1	2

Total	100%	100%

Target allocations of assets are determined with the objective of maximizing returns and minimizing volatility of net assets through adequate asset diversification. Adjustments are made to target allocations based on an assessment of the impact of economic factors and market conditions. The weighted-average target allocation of pension plan assets is as follows:

Asset Category
Equity	55-65%
Debt	35-45
Other	0-5

The Company does not expect to make a contribution into the pension plan during 2005. The following benefit payments are expected to be paid:

Years Ending December 31
2005	$98,000
2006	100,000
2007	112,000
2008	127,000
2009	142,000
2010-2014	843,000

401(k) and Retirement Savings Plan—The Company sponsors a 401(k) and Retirement Savings Plan, which is administered by a third party. The Company matches a portion of the employees’ contribution in the plan, and includes the expense for such matching in compensation in the consolidated financial statements. The amount matched by the Company in connection with this plan was $2,200,698 and $3,080,012 in 2004 and 2003, respectively.

Incentive Compensation Plan—Participants at SSRM receive annual payments based on specified percentages of base salary, which are related to individual performance measured by documented criteria and other considerations. All employees are eligible to participate in the plan. Costs related to this plan were $19,292,030 and $24,499,187 in 2004 and 2003, respectively.

6.	EMPLOYEE BENEFIT AND INCENTIVE COMPENSATION PLANS (CONTINUED)

Stock-Based Compensation Plans—

SSRM Holdings, Inc. 2002 Equity Compensation Plan —

Under the SSRM Holdings, Inc. 2002 Equity Compensation Plan (the “Plan”), the Company may grant nonqualified stock options of common stock at fair market value and sell or grant restricted shares of common stock to key employees of the Company. Awards of common stock and stock options may be made under the Plan with respect to a maximum of 1,990,000 shares, which would represent approximately 19.9% of the total outstanding shares of the Company on a fully diluted basis. At December 31, 2004, there were 1,533,914 shares available for grant. In 2004, the Company granted 41,537 shares of common stock to key employees of the Company.

Effective January 1, 2003, the Company elected to expense stock options and to apply the fair value method of accounting and use the prospective transition method for stock options granted by the Company subsequent to December 31, 2002.

As permitted under SFAS No. 148, options granted prior to January 1, 2003 will continue to be accounted for under APB Opinion No. 25. Per APB Opinion No. 25, no compensation expense has been recognized in the Consolidated Statements of Operations and Comprehensive Income for 2002 options granted with strike prices at fair market value. Had compensation expense been determined under the fair market value method contained in SFAS No. 123 for these 2002 options granted, the Company’s net income for 2004 and 2003 would have been decreased to the pro forma amounts indicated below:

	2004	2003
Net income:
As reported	$23,167,543	$11,800,105
Pro forma	22,970,557	11,563,443

The fair market value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model. For grants in 2004, the following weighted-average assumptions were used: dividend yield of 3%; expected volatility of 41.2%; risk-free interest rate of 3.5%; and expected life of six years. For grants in 2003, the following weighted-average assumptions were used: dividend yield of 3%; expected volatility of 42.7%; risk-free interest rate of 3.47%; and expected life of six years. The compensation cost generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holder. The weighted-average fair market values of options granted during the years ended December 31, 2004 and 2003 were $17.57 and $16.30 per share, respectively.

6.	EMPLOYEE BENEFIT AND INCENTIVE COMPENSATION PLANS (CONTINUED)

During 2004 and 2003, stock option transactions under the Plan for the benefit of employees of the Company were as follows:

	2004		2003
	Options on Common Stock	Weighted- Average Exercise Price	Options on Common Stock	Weighted- Average Exercise Price
Balance—beginning of year	197,897	$49.87	68,409	$54.51
Granted	196,512	52.92	169,128	47.93
Exercised	(9,214)	51.72	—	—
Forfeited	(24,403)	51.49	(39,640)	49.58

Balance—end of year	360,792	$51.38	197,897	$49.87

Options exercisable at year end	83,286	$50.97	18,747	$54.51

Stock option grants have a ten-year life and vest over a three-year period as stipulated in each grant. The fair market value of stock options is determined under the valuation methodology as outlined under the Plan. This methodology is intended to approximate fair market value, and is subject to change should it not provide approximate fair market value. The following table summarizes stock options outstanding under the Plan at December 31, 2004:

Exercise Price	Outstanding at December 31, 2004	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life	Exercisable at December 31, 2004	Weighted- Average Exercise Price
$54.51	48,733	$54.51	7.3 years	32,489	$54.51
$44.42 - $52.56	131,199	48.08	8.2 years	50,797	48.71
$52.92	180,860	52.92	9.4 years	—	—

	360,792			83,286

For the year ended December 31, 2004, the stock-based compensation expense related to the Plan was $2,799,086, which was recorded within Compensation and benefits in the Consolidated Statement of Operations and Comprehensive Income. In connection with the sale of the Company described in Note 11, all restricted shares and options outstanding under the Plan immediately vested as of the closing date, which occurred on January 31, 2005, and all such shares were repurchased by the Company at $62.00 per share.

MetLife Stock Incentive Plan —

Under the MetLife, Inc. 2000 Stock Incentive Plan (the “Stock Incentive Plan”), awards granted may be in the form of nonqualified or incentive stock options to key employees of the Company. The aggregate number of shares of stock that may be awarded under the Stock Incentive Plan is subject to a maximum limit of 37,823,333 shares for the duration of the plan. In 2004, options for 97,375 shares of stock were granted to key employees of the Company.

6.	EMPLOYEE BENEFIT AND INCENTIVE COMPENSATION PLANS (CONTINUED)

For the year ended December 31, 2004, the stock-based compensation expense related to the Stock Incentive Plan allocated to the Company was $660,806, which was recorded within Compensation and benefits in the Consolidated Statements of Operations and Comprehensive Income. In connection with the sale of Holdings described in Note 11, all unvested options outstanding under the Stock Incentive Plan immediately vested as of the closing date and all such shares were repurchased at $36.57 per share.

7.	RELATED-PARTY TRANSACTIONS

On November 2, 2004 and November 9, 2004, SSRM borrowed $5,000,000 and $3,000,000, respectively, from MetLife Credit Corp., an affiliate, under promissory notes bearing interest at .05% in excess of the London InterBank Offered Rate (“LIBOR”). Interest is compounded annually on the principal amount outstanding and amounted to $31,769 during 2004.

Realty has a $200 million line of credit with an affiliate. The Company had $72.5 million and $0 outstanding borrowing under this line as of December 31, 2004 and 2003, respectively. Borrowings under the affiliated line of credit bear interest at LIBOR plus 1.5%. Interest paid to the affiliate on the line-of-credit borrowing amounted to $228,000 and $16,000 during 2004 and 2003, respectively. The borrowing has a scheduled maturity date of January 31, 2006.

SSRM provides investment advisory and management services to MetLife and certain of its customers for which it receives advisory fees from MetLife. These advisory fees were $46,750,268 and $43,593,324 in 2004 and 2003, respectively. The related advisory fees receivable balances were $7,878,260 and $7,942,815 at December 31, 2004 and 2003, respectively.

Realty provides real estate investment management services to MetLife and to certain investment conduits in which a pension plan sponsored by MetLife holds an interest. The fees for such services approximated $12,131,000 and $10,868,000 for the years ended December 31, 2004 and 2003, respectively.

Under the terms of the agreement with AVF II referenced in Note 3, Realty receives fees for certain services, including asset management, acquisition, disposition, property management and construction supervision fees. For the years ended December 31, 2004 and 2003, Realty earned the following fees from AVF II:

	2004	2003
Asset management fees	$543,000	$408,000
Acquisition fees	304,000	5,000
Property management fees	639,000	416,000
Construction supervision fees	211,000	155,000

	$1,697,000	$984,000

Effective January 1, 2004, the Information Technology, Finance, Legal and Human Resources functions of both SSRM and Realty were transferred to MetLife. These former employees continued to provide services to the Company under an agreement with MetLife and the costs of these services were charged to the Company during 2004. These costs amounted to $35,321,907 and are shown separately in the Consolidated Statements of Operations and Comprehensive Income.

7.	RELATED-PARTY TRANSACTIONS (CONTINUED)

Realty currently occupies space in a building leased by MetLife. As of December 31, 2004, there was no sublease between the Company and MetLife relating to this space. During the years ended December 31, 2004 and 2003, MetLife billed the Company monthly for its proportionate share of the leased building’s expenses. Total rent expense approximated $847,000 and $792,000 during the years ended December 31, 2004 and 2003, respectively. In connection with the sale of the Company described in Note 11, Realty entered into a formal sublease with MetLife for the space through July 31, 2006 at a monthly rental equivalent to its previous expense-sharing arrangement with MetLife.

SSRM has voluntarily agreed to limit expenses of certain mutual funds for which it acts as investment adviser. Expense reimbursements for 2004 and 2003 amounted to $2,235,624 and $3,427,284, respectively. In addition, the Company reimbursed $1,933,660 and $3,000,000 to certain mutual funds under the terms of the Distribution Agreement with those entities in 2004 and 2003, respectively. Both of these amounts are included within Mutual fund expense reimbursements in the Consolidated Statements of Operations and Comprehensive Income.

Under a Shareholders’ Administrative Services Agreement, the mutual funds reimburse SSRM for its costs in providing certain shareholder administrative services. These reimbursements amounted to $12,531,529 and $12,061,758 for the years ended December 31, 2004 and 2003, respectively. Such costs include, but are not limited to, compensation and benefits, occupancy, and expenses for furniture, equipment and leasehold improvements.

Under an Administration Agreement, established in May 2000, the mutual funds reimburse SSRM for certain administrative costs incurred in providing services to the mutual funds. These reimbursements amounted to $1,605,550 and $1,503,439 for the years ended December 31, 2004 and 2003, respectively.

The Company paid a dividend to MetLife of $0 during 2004 and $18,800,000 during 2003.

Certain of the Company’s directors are officers of the Company or its Parent.

8.	INCOME TAXES

The provision for income taxes for the years ended December 31 consists of:

	2004	2003
Current:
Federal	$18,372,218	$7,437,462
State	2,067,050	887,106

	20,439,268	8,324,568

Deferred:
Federal	(5,600,755)	(501,356)
State	(635,564)	577,324

	(6,236,319)	75,968

Total	$14,202,949	$8,400,536

8.	INCOME TAXES (CONTINUED)

The provision for income taxes differs from the amount of income tax determined by applying the 35% U.S. statutory federal income tax rate to pretax income from continuing operations primarily as a result of state taxes.

The Company joins with MetLife and MetLife’s includable affiliates in filing a consolidated federal income tax return. The consolidating companies have executed a tax allocation agreement. Under the tax allocation agreement, the current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments (receive reimbursement) to the extent that their income (losses and other credits) contributes to (reduces) the consolidated federal income tax expense. Pursuant to the tax allocation agreement, the amounts due from affiliates are $4,466,654 and $7,253,430, included within Federal and state income taxes receivable in the Consolidated Statements of Financial Condition as of December 31, 2004 and 2003, respectively.

Deferred tax (liabilities) and assets at December 31 were as follows:

	2004	2003
Unrealized gain on investments	$(5,296,767)	$(1,679,259)
Gross deferred tax liability	(6,658,456)	(8,777,554)
Gross deferred tax asset	10,212,715	5,809,173
Valuation allowance	(1,431,755)	(1,626,063)

Deferred income tax liability—net	$(3,174,263)	$(6,273,703)

As of December 31, 2004 and 2003, the net deferred income tax liability includes a benefit of $1,431,755 and $1,626,063, respectively, resulting from state net operating loss carryforwards. This benefit is offset by a valuation allowance of $1,431,755 and $1,626,063 at December 31, 2004 and 2003, respectively. The valuation allowance reflects management’s assessment, based on available information, that it is more likely than not that the deferred tax asset for net operating loss carryforwards will not be utilized. The benefit will be recognized when management believes that it is more likely than not that the deferred tax asset is realizable.

9.	COMMITMENTS AND CONTINGENCIES

The Company leases office space in various locations in order to conduct its business affairs. Minimum future rental commitments on operating leases of buildings at December 31, 2004 are payable as follows:

2005	$13,848,017
2006	12,855,017
2007	12,783,017
2008	12,783,017
2009	13,690,812
Thereafter	55,045,248

$121,005,128

Occupancy expense for fiscal years 2004 and 2003 aggregated $9,604,359 and $21,000,496, respectively. As a condition of certain of the above leases, the Company is entitled to a landlord allowance of $3,863,180. As of December 31, 2002, the Company had received the entire landlord allowance. As required by SFAS No. 13, Accounting for Leases, the Company accounts for the landlord allowance as a reduction of rent expense over the life of the lease.

9.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

In December 2003, SSRM entered into an agreement to sublease approximately 63,570 square feet of space to an affiliate of MetLife for a term of three years. According to FASB Technical Bulletin 79-15, Accounting for Loss on a Sublease Not Involving the Disposal of a Segment, the Company has recorded a loss of $6,331,581 within Occupancy in the Consolidated Statements of Operations and Comprehensive Income during the year ended December 31, 2003. The amount of the loss represented the difference between the anticipated revenue under the sublease and the costs to be incurred under the original lease.

In the normal course of its business, the Company has entered into agreements that include indemnities in favor of third parties, such as engagement letters with advisors and consultants, outsourcing agreements, underwriting and agency agreements, information technology agreements, distribution agreements, and service agreements. The Company has also agreed to indemnify its directors and certain of its officers and employees in accordance with the Company’s by-laws. The foregoing agreements generally do not contain any limits on the Company’s liability and therefore, it is not possible to estimate the Company’s potential liability under these indemnities. In certain cases, the Company has recourse against third parties with respect to the foresaid indemnities and the Company also maintains insurance policies that may provide coverage against certain of these claims.

On February 19, 2004, SSRIS entered into an agreement with the National Association of Securities Dealers (“NASD”) resolving all outstanding issues relating to an investigation by the NASD of policies and procedures with respect to limits on exchanges and frequent trading. The Company, without admitting or denying the allegations of the NASD, agreed to the entry of certain findings by the NASD, with respect to procedural inadequacies in the handling of frequent mutual fund trades from 2001 through August 2003 and e-mail retention policies. The NASD did not make any allegations or findings of fraudulent conduct by the Company.

The NASD’s examination of the Company was part of the agency’s ongoing and wide-ranging review of the mutual fund industry and trading practices in the brokerage industry. The Company was not found to have knowingly engaged in any activities, including illegal late trading, inappropriate transactions by fund portfolio managers in shares of the retail mutual funds or quid pro quo arrangements.

In addition to that matter, the Securities and Exchange Commission (“SEC”) has inquired about other areas of business practice. The Company is actively discussing resolution of this inquiry.

10.	REGULATORY CAPITAL REQUIREMENTS

SSRIS is subject to the SEC’s regulations and operating guidelines, including Rule 15c3-1, which requires SSRIS to maintain a minimum net capital and a ratio of aggregate indebtedness to net capital, both as defined, not exceeding 15-to-1. At December 31, 2004 and 2003, the Company had net capital of $5,989,356 and $4,635,230, respectively, in comparison with the minimum requirement of $1,410,282 and $1,325,549, respectively. The ratio of aggregate indebtedness to net capital at December 31, 2004 and 2003 was 3.53-to-1 and 4.29-to-1, respectively.

11.	SALE OF SSRM HOLDINGS, INC.

On August 26, 2004, MetLife announced that it had entered into a definitive agreement to sell the Company and its operating subsidiaries to BlackRock, Inc. (“BlackRock”), a New York-based asset management firm. This transaction closed on January 31, 2005.

11.	SALE OF SSRM HOLDINGS, INC. (CONTINUED)

In connection with this sale, the Company has expensed $8,723,635 for anticipated severance benefits to be paid to certain employees under the terms of adopted Company policies. These payments are based on past services and could reasonably be estimated at December 31, 2004. In addition, the Company has expensed $15,287,799 for certain enhanced severance and retention payments that will be made, provided employees meet certain transition expectations and work until a date established by management. These costs have been recognized ratably over the service period in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. These costs are included in Compensation and benefits in the accompanying Consolidated Statement of Operations and Comprehensive Income for 2004.

Under the terms of the agreement between BlackRock and MetLife, BlackRock has agreed to assume certain severance costs which will be paid to Company employees. These costs amounted to $16,056,442 and are included in Other assets in the accompanying Consolidated Statement of Financial Condition and in Commission and other income in the accompanying Consolidated Statement of Operations and Comprehensive Income.

The Company has also recognized $7,992,000 of compensation and benefits related to cash awards that will be paid to certain employees in lieu of stock compensation awards that had been made in prior years under the Equity Compensation Plan, described in Note 6.

On January 28, 2005, all the retail mutual funds for which SSRM had served as investment adviser were merged into funds managed by BlackRock, Inc. These mergers were approved by the shareholders of the funds at shareholder meetings held in December 2004 and January 2005.

On January 31, 2005, the Company entered into an agreement with MetLife to assign its interest in the operating lease described in Note 9 in exchange for a payment of $47,636,416. Under the terms of the assignment, MetLife assumed all of the Company’s obligations under the lease. MetLife has also agreed to lease back to the Company 73,476 square feet of space under a sublease agreement which calls for payments of $2,816,580 per year through 2013. On January 31, 2005, the Company realized a pre-tax loss from this transaction of $33,668,884 after taking into account certain deferred rent charges that were written off in connection with the assignment.

Under the terms of the purchase and sale agreement, BlackRock agreed to settle the promissory notes payable described in Note 7 in the amount of $8,049,500, including accrued interest. This payment was made on January 31, 2005. In addition, BlackRock assumed a portion of the costs to retire the restricted shares and options described in Note 6 in the amount of $4,870,568.

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